VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 13, 2018 (this “Agreement”), by and among Clean Energy Technologies, Inc, a Nevada corporation (the “Company”), and each of the other parties signatory hereto (each a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Company, MGW Investment I Limited (“MGWI”) and Confections Ventures Limited (“CVL,”) are entering into a Securities Purchase Agreements and various agreements contemplated thereby (the “Definitive Documents”;

WHEREAS, as a condition and inducement to the Company and the Investors entering into the Definitive Documents, the Company has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

Section 1.1     Defined Terms.    The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreements.

“Beneficial Ownership” by a Person of any securities includes ownership by any other Person if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares with such other Person (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such

Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own”, “Beneficial Owner” and “Beneficially Owned” shall have a correlative meaning.

“Board of Directors” means the Board of Directors of the Company and all committees thereof.

“Common Stock” means the common stock of the Company, par value $.001 per share.

“Contract” means any agreement, contract, commitment, undertaking, understanding, license, lease, indenture, instrument, obligation or other agreement, in each case, as from time to time amended, modified, restated or supplemented, and all attachments and exhibits thereto.

“Covered Shares” means, with respect to each Stockholder, (a) such Stockholder’s Existing Shares; and (b) any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case, that such Stockholder or its affiliates acquire Beneficial Ownership of or any other interest in or otherwise acquire the right to vote with respect to, in each case, on or after the date hereof (this clause (b), collectively, “New Shares”).

“Encumbrance” means any security interest, pledge, mortgage, deed of trust, lien (statutory or other), charge, option to purchase, lease, or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement, imperfection of title, condition, right of first offer or refusal, third party right or claim, or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

“Existing Shares” means, with respect to each Stockholder, the shares of Common Stock Beneficially Owned or owned of record by such Stockholder and its affiliates or otherwise with respect to which such Stockholder or its affiliates has the right to vote.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization,

government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

“Proposals” means any proposal to be submitted to the stockholders of the Company at the Stockholders Meeting for the purpose of seeking approval of the stockholders of the Company for any or all of the following matters: (i) establish the Board of Directors at five (5) directors or at such other number of directors as determined by a vote of a majority of the Board of Directors (ii) ratification and approval of the Securities Purchase Agreements and the transactions contemplated therein, including, without limitation, the issuance of shares of Common Stock by the Company as provided therein, (iii) increase or decrease of the number of authorized shares of the Company as proposed by the Board of Directors, (iv) the employment agreements of Kambiz Mahdi and John Bennet (v) the appointment of four members of the Board of Directors, or their removal therefrom, as designated at any time by MGWI, (vi) the appointment or removal of one member of the Board of Directors as designated by the Chief Executive Officer of the Company, (vii) a reverse split of the outstanding Common Stock of the Company in an amount of up to 30:1, (viii) the filing and/or ratification of the filing of with the Securities and Exchange Commission of Form 14f-1, and (ix) an increase of shares of Common Stock that may be granted under the Company’s equity incentive plan by 10,000,000 shares of Common Stock.

 “Securities Purchase Agreements” means the Stock Purchase Agreement, dated as of the date hereof, between the Company and MGW Investment I Limited and the Convertible Note Purchase Agreement, dated as of the date hereof, between the Company and Confections Ventures Limited, as each may be amended from time to time.

“Stockholders Meeting” means any special or annual meeting of the stockholders of the Company where the stockholders of the Company are asked to vote on the Proposals.

“Representatives” means a Person’s affiliates and its and their respective officers, directors, employees, partners, members, controlling persons, agents, advisors and other representatives.

“Transfer” means, directly or indirectly, to sell, transfer, lease, exchange, assign, pledge, encumber, tender, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law, by gift or otherwise), or otherwise create any Encumbrance on, either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the sale, transfer, exchange, assignment, pledge, Encumbrance, hypothecation, tender or similar disposition of (by merger, by testamentary disposition, by operation of law, by gift or otherwise).

ARTICLE II

VOTING

Section 2.1     Agreement to Vote.    Each Stockholder hereby agrees that during the term of this Agreement, at any Stockholders Meeting, or if requested pursuant to a written consent of the Stockholders, or any other meeting of stockholders of the Company called to vote on any one or all of the Proposals, on one or more occasions, and any other transactions contemplated thereby, however called, including, in each case, any adjournment or postponement thereof, or in connection with any written consent of the Stockholders, such Stockholder shall, and shall cause its affiliates to, in each case to the fullest extent that such Stockholder’s Covered Shares are entitled to vote thereon or consent thereto:

(a)     appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be cast or provide such consent, in each case, in accordance with the applicable procedures relating thereto so as to ensure that all such Covered Shares are duly counted, including for purposes of calculating a quorum; and

(b)     vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) an irrevocable written consent (coupled with an interest) covering, all of such Stockholder’s Covered Shares (i) in favor of the approval of the Proposals (ii) in favor of the approval and ratification of the Definitive Documents and any other transactions contemplated thereby (including, without limitation, for the appointment to the board of directors of the nominees of MGWI) and any other action reasonably requested by any Investor or the Company in furtherance thereof; (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in the failure of the Proposals to be approved or any breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Definitive Documents, or of any Stockholder contained in this Agreement; and (iv) against any action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Stockholders Meeting, the Proposals or the adoption of the Definitive Documents or any of the other transactions contemplated thereby or by this Agreement or the performance by such Stockholder of its obligations under this Agreement, including, without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation, tender offer or other business combination involving the Company or its Subsidiaries or any shares of Common Stock or other equity interests or voting stock of the Company or its Subsidiaries (other than as expressly contemplated by the Definitive Documents); (B) a Transfer of a material amount of assets of the Company or any of its Subsidiaries or a reorganization, recapitalization, dissolution, winding-up or liquidation of the Company or any of its Subsidiaries; (C) an election of new members to the board of directors of the Company, other than the nominees to the board of directors of each Investor; (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s articles of incorporation or bylaws, except if approved by the Company and each Investor; or (E) any other material change in the Company’s corporate structure or business. Each Stockholder covenants that it shall not, and shall cause its affiliates not to, commit or agree to take any action inconsistent with the foregoing.

Section 2.2     No Inconsistent Agreements.    Each Stockholder hereby covenants and agrees that, except for this Agreement or as expressly permitted by Section 2.1, such Stockholder and its affiliates (a) have not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust (or similar agreement) with respect to such Stockholder’s Covered Shares or any interest therein and (b), except as provided herein, have not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to such Stockholder’s Covered Shares or any interest therein.

Section 2.3 Irrevocable Proxy and Power of Attorney. Each Stockholder, except for each Investor, hereby constitutes and appoints as the proxies of Stockholder, and hereby grants a power of attorney to, MGWI or its designees, with full power of substitution, with respect to the matters set forth herein, including, without limitation, the voting arrangements described in Article II hereof, and hereby authorizes him to represent and vote, if and only if Stockholder (a) fails to vote, or (b) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement, all of the Covered Shares of Stockholder and his Controlled Persons pursuant to and in accordance with the terms and provisions of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and Stockholder in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates with respect to such Stockholder. Stockholder hereto hereby revokes any and all previous proxies or powers of attorney with respect to any Company Securities and shall not hereafter, unless and until this Agreement terminates pursuant to Article V hereof, purport to grant any other proxy or power of attorney with respect to any Company Securities, deposit any Company Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any Company Securities, in each case, with respect to any of the matters set forth herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Section 3.1     Representations and Warranties of the Stockholders.   Each Stockholder, on behalf of itself and its affiliates, hereby represents and warrants to the Company and each Investor as follows:

(a)     Organization; Authorization; Validity of Agreement; Necessary Action. Such Stockholder has the legal capacity and all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. If such Stockholder is not a natural person, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution and delivery by such Stockholder of this Agreement and the performance of its obligations hereunder and compliance with the terms hereof have been duly authorized by all necessary action on the part of such Stockholder, its governing body, members, shareholders and trustees, as applicable. If such Stockholder is married and the Covered Shares of such Stockholder constitute community property or if spousal or other approval is required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

 (b)     No Contravention. The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof, will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon any of the Covered Shares under, (i) any provision of any Contract to which such Stockholder is a party or by which any Covered Shares are bound; (ii) if such Stockholder is not a natural person, any trust or other organizational document of such Stockholder; or (iii) any order or any law, rule or regulation applicable to the Covered Shares. No consent, approval, order or authorization (collectively, “Consent”) of, or registration, declaration or filing with, any governmental entity or other Person (including with respect to natural persons, any spouse, and with respect to trusts, any co-trustee or beneficiary) is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that following the execution, delivery and performance of this Agreement, Raging Capital and its affiliates will be required to amend their Schedule 13D with respect to their beneficial ownership of securities of the Company currently on file with the Securities and Exchange Commission to, among other things, describe the transactions contemplated hereby, include a copy of this Agreement as an exhibit thereto and update their beneficial ownership of securities of the Company resulting from the transactions contemplated hereby.

(c)     Ownership. Such Stockholder’s Existing Shares are, and all of such Stockholder’s Covered Shares owned from the date hereof through the termination of this Agreement in accordance with Section 5.1 will be, Beneficially Owned or owned of record by such Stockholder (or its affiliates). Such Stockholder (or its affiliates) has good and marketable title to such Stockholder’s Existing Shares (and will have good and marketable title to such Stockholder’s Covered Shares), free and clear of any Encumbrances, except for any such Encumbrance that may be imposed pursuant to this Agreement and any applicable restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. As of the date hereof, such Stockholder (and/or the affiliate set forth therein) is the record and Beneficial Owner of the Existing Shares set forth opposite the Stockholder’s name on Schedule I hereto. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder and its affiliates. Such Stockholder (together with its affiliates) has and will have at all times through the Closing Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned (or owned of record) by such Stockholder and its affiliates at all times through the Closing Date. Except as set forth on Schedule I, such Stockholder and its affiliates do not: (i) Beneficially Own or own of record, or have the right to acquire, any shares of Common Stock or any shares of capital stock or other equity interests or voting securities of the Company, or any rights to acquire, or any securities that are convertible into, any of the foregoing; (ii) have any other interest in any, or any rights to acquire, or any securities that are convertible into, any shares of Common Stock or any shares of capital stock, other equity interests or voting securities of the Company; or (iii) have any voting rights with respect to any shares of Common Stock, or any shares of capital stock, or other equity interests or voting securities of the Company, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

Section 3.2     Representations and Warranties of the Company.  The Company hereby represents and warrants to each Stockholder and each Investor as follows:

(a)     Organization; Authorization; Validity of Agreement; Necessary Action. The Company has the legal capacity and all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder and compliance with the terms hereof have been duly authorized by all necessary action on the part of the Company and its board of directors.

(b)     No Contravention. The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof, will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon any of the assets or properties of the Company under, (i) any provision of any Contract to which the Company is a party or by which its assets and properties are bound; (ii) any organizational document of the Company; or (iii) any order or any law, rule or regulation applicable to the Company or its assets or properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect. No Consent of, or registration, declaration or filing with, any governmental entity or other Person is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

OTHER COVENANTS

Section 4.1     Prohibition on Transfers, Other Actions.  Each Stockholder hereby agrees not to, and to cause its affiliates not to, (a) Transfer any of such Stockholder’s Covered Shares or any interest therein to any Person or affiliates of such Person that will circumvent the terms of this Agreement; including, without limitation, any Transfer that will give such Person Beneficial Ownership in excess of 1% of the issued and outstanding Common Stock of the Company without such Transfer being reasonably acceptable to the Company and MGWI and without such transferee entering into a joinder to this Agreement in form and substance reasonably satisfactory to the Company and MGWI, (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; and (c) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform such Stockholder’s covenants and obligations under this Agreement. Any Transfer in violation of the foregoing Section 4.1(a) shall be null and void.

Section 4.2     Stock Dividends, etc.     In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.3     Further Assurances.     From time to time, at any Investor’s or the Company’s reasonable request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement.

Section 4.4      New Shares.     Each Stockholder hereby covenants and agrees that such Stockholder shall deliver promptly to the Company and each Investor written notice of its acquisition of New Shares, which notice shall state the number of New Shares so acquired. Each Stockholder agrees that any New Shares acquired or purchased by such Stockholder and its affiliates shall be subject to the terms and conditions of this Agreement, including the representations and warranties set forth in ARTICLE III, and shall constitute Covered Shares to the same extent as if those New Shares were owned by such Stockholder and its affiliates on the date of this Agreement.

Section 4.5      Class Action Opt Out.    Each Stockholder hereby covenants and agrees that such Stockholder shall not, and shall cause its affiliates not to, commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any Investor, the Company or any of their respective Affiliates or any of the foregoing’s respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement; or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Definitive Documents.

Section 4.6

Board of Directors.  The Company agrees and covenants that at all such times as the MGWI, its Affiliates, transferees and assignees jointly own over 5% of the issued and outstanding Common Stock of the Company, it shall not take any action that will frustrate the intent of this Agreement, including, without limitation, the appointment and election of directors to the Board of Directors as provided herein.  In addition to the foregoing, neither the Company nor Kambiz Mahdi, in his capacity as a director of the Company, shall take any material action on behalf of the Company which requires the approval of the Board of Directors without the written consent of the Investors until such time as the designees of MGWI are members of the Board of Directors.

ARTICLE V

MISCELLANEOUS

Section 5.1     Termination.    This Agreement shall terminate and be of no further force or effect upon the later to occur of (a) at such time the Stockholder holds less than 2% of the issued and outstanding Common Stock of the Company or (b) at such the Stockholder is not an officer or director of the Company.

Section 5.2     Stop Transfer Order. In furtherance of this Agreement, each Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of such Stockholder’s Covered Shares which shall become effective against such Stockholder’s shares upon the reasonable determination by the Board of Directors that such Stockholder has breached a material term of this Agreement or the Definitive Documents. The Company agrees that as promptly as practicable after the date of this Agreement, it shall give such stop transfer instructions to the transfer agent for the Common Stock.

Section 5.3     No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and neither the Company nor any Person shall have authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.5     Notices.    All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.5):

(a)

    if to Company to:

Clean Energy Technologies, Inc
2990 Redhill Avenue

Costa Mesa

California, 92626
Attention: Kambiz Mahdi

email: KMahdi@cetyinc.com

(b)

  if to any Stockholder, then at the address set forth below its name on Schedule 1 hereto.

Section 5.6     Interpretation.    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.7     Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.8     Counterparts.    This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.9     Entire Agreement.    This Agreement and, to the extent referenced herein, the Definitive Documents, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede and cancel all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.10     Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.11     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)     Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Southern District of New York and any state appellate court therefrom within the State of New York located in New York City. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve in accordance with this Section 5.11, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)     EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.12     Amendment; Waiver.    This Agreement may not be amended except by an instrument in writing signed by the Company, each Investor and, to the extent such amendment relates to a Stockholder, such Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the Company and the applicable Stockholder(s), provided that the Company may not waive any rights hereunder without the prior written consent of each Investor.

Section 5.13     Specific Performance. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties and, in accordance with Section 5.15, each Investor, shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 5.14     Severability.    Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.15     Successors and Assigns; Third Party Beneficiaries.    Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the Company, each Investor and the Stockholders, except that, without such prior written consent of the Stockholders (but, for the avoidance of doubt, with the written consent of each Investor), the Company may assign this Agreement (in whole or in part) to any Person to which it assigns any of its rights or obligations under the Definitive Documents in accordance therewith. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except the provisions of this Agreement shall be for the benefit of, and directly enforceable by, each Investor.

[Remainder of this page intentionally left blank]

Signature Page to

Voting Agreement

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

 COMPANY

CLEAN ENERGY TECHNOLOGIES, INC.

By:
Name:	Kambiz Mahdi
Title:	President and Chief Executive Officer

STOCKHOLDERS

THE KAMBIZ & BAHAREH MAHDI LIVING TRUST

By:
Name:
Shares

Signature Page to

Voting Agreement

KAMBIZ MAHDI

Shares

Signature Page to

Voting Agreement

ETI PARTNERS IV LLC

By:  ENERGY TECHNOLOGY INNOVATIONS INC., AS MANAGER.

By: _____________________

Name: Meddy Sahebi

Title: President

Shares

Signature Page to

Voting Agreement

John Bennett

Shares

Schedule 1

Address For Notice of Stockholders

 ETI PARTNERS IV LLC

Address:

Email:

THE KAMBIZ & BAHAREH MAHDI LIVING TRUST

Address:

Email:

KAMBIZ MAHDI

Address:

Email:

John Bennett

Address:

Email:

19